   As filed with the Securities and Exchange Commission on ____________, 2002

                           REGISTRATION STATEMENT NO.

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              COLONY BANKCORP, INC.
             (Exact name of registrant as specified in its charter)

            Georgia                                   58-1492391
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                               115 S. Grant Street
                            Fitzgerald, Georgia 31750
              (Address and Zip Code of Principal Executive Offices)

             Colony Bankcorp, Inc. 1999 Restricted Stock Grant Plan
                            (Full title of the Plan)

                                 James D. Minix
                              Colony Bankcorp, Inc.
                               115 S. Grant Street
                            Fitzgerald, Georgia 31750
                                 (912) 426-6000
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                 WITH COPIES TO:
                                Edward J. Harrell
                                Martin Snow, LLP
                                240 Third Street
                                 P. O. Box 1606
                            Macon, Georgia 31202-1606
                                 (478) 749-1727

                         CALCULATION OF REGISTRATION FEE



Title of securities       Amount to be         Proposed Maximum             Proposed maximum          Amount of
 to be registered        registered(1)        offering price per        aggregate offering price   registration fee
                                                    share

   Common Stock,              44,350                                           $532,200.00              $48.96
  $1.00 Par Value             Shares                $12.00

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the plan described herein by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2002;

         (b) The Registrant's Quarterly Report for the quarter ended March 31, 2002.

         (c) Description of the Registrant's $1.00 par value Common Stock is contained on page 52 of the Prospectus of Colony Bankcorp, Inc. (the "Registrant") relating to 4,245,188 shares of its common stock issued in connection with the merger of Quitman Bancorp, Inc. and the Registrant which is part of the Registration Statement under the Securities Act of 1933 on Form S-4 filed with the Securities and Exchange Commission on December 28, 2001 (File Number 333-76104).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the "Code") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if such individual conducted himself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851 of the Code or in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him.

         Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Code a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the Code or that it is fair and reasonable to indemnify such director in view of all the relevant circumstances, even if such director has not met the standard of conduct set forth in Section 14-2-851 of the Code, failed to comply with
Section 14-2-853 of the Code or was adjudged liable according to Section 14-2-851 of the Code. However, if such director was adjudged liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding. If the court orders indemnification and/or advance of expenses pursuant to Section 14-2-854 of the Code, the court may also order the corporation to pay the director's reasonable expenses in obtaining the court-ordered indemnification or advance of expenses.

         Section 14-2-852 of the Code provides that if a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

         Section 14-2-857 of the Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, a resolution of its board of directors or a contract except for liability arising out of conduct that constitutes: (i) appropriation of any business opportunity of the corporation in violation of his duties; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) receipt of an improper personal benefit; or (iv) making distributions in violation of Section 14-2-640 of the Code. Section 14-2-857 of the Code also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under
Section 14-2-852 and is entitled to apply for court-ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or by contract.

         Section 14-2-858 of the Code provides that a corporation may purchase and maintain on behalf of a director, officer, employee or agent of a corporation insurance against liability asserted against or incurred by that person serving in such capacity for the corporation or arising from his status.

         Section 9.1 of the Registrant's Bylaws (the "Bylaws") provides that any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the corporation for reasonable expense actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he shall be made a party by reason of the fact that he is or was a director, trustee, officer, employee, or agent of the corporation, or that he is or was serving, at the request of the corporation, trust or other organization or enterprise; provided; however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the corporation, or to such other firm, corporation, trust, organization, or enterprise; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been in the subject of a compromise settlement, except with the approval of
(i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the corporation, or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit or proceeding.

         Section 9.2 of the Bylaws provides that expenses incurred in defending any action, suit or proceeding referred to above may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as provided above.

         Section 9.3 of the Bylaws provides that the corporation may purchase and maintain on behalf of a director, officer, employee or agent of the corporation insurance against liability asserted against or incurred by that person serving in such capacity for the corporation or arising from his status with the corporation whether or not the corporation would have the power to indemnify that person under the Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of the Registration Statement:

   Exhibit        Description
   -------        -----------
     4.1          Colony Bankcorp, Inc. 1999 Restricted Stock Grant Plan

     4.2          Form of Colony Bankcorp, Inc. 1999 Restricted Stock Grant Plan
                  Agreement.

     5            Opinion and consent by Martin, Snow, Grant & Napier, LLP

     23.1         Consent of Martin, Snow, Grant & Napier, LLP (contained in
                  Exhibit 5)

     23.2         Letter of Consent of McNair, McLemore, Middlebrooks & Co., LLP

     24           Powers of Attorney (contained on page II-7)


ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant undertakes:

             1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                 (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) Include any additional or changed material information on the plan of distribution;


         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy Page 6 of 25 as expressed in the Securities Act of 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitzgerald, State of Georgia, on the ____ day of June, 2002.

                              COLONY BANKCORP, INC.


                              BY: /s/ James D. Minix
                                 ---------------------------------
                                 James D. Minix
                                 President, Director and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JAMES D. MINIX as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with either having full authority to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done regarding the aforesaid, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                       TITLE


/s/  James D. Minix             President, Chief Executive Officer and Director
---------------------------
James D. Minix

/s/  Terry L. Hester            Executive Vice-President, Controller, Chief
---------------------------     Financial Officer, Director
Terry L. Hester

/s/  Terry Coleman              Director
---------------------------
Terry Coleman

/s/  Morris Downing             Director
---------------------------
Morris Downing

/s/  Harold E. Kimball          Director
---------------------------
Harold E. Kimball

/s/ Ben B. Mills, Jr.           Director
---------------------------
Ben B. Mills, Jr.

/s/ Walter P. Patten            Executive Vice-President, Director
---------------------------
Walter P. Patten

/s/ W. B. Roberts, Jr.          Director
---------------------------
W. B. Roberts, Jr.


/s/ R. Sidney Ross              Director
---------------------------
R. Sidney Ross

/s/ B. Gene Waldron             Director
---------------------------
B. Gene Waldron

                                INDEX TO EXHIBITS

   Exhibit        Description
   -------        -----------

     4.1          Colony Bankcorp, Inc. 1999 Restricted Stock Grant Plan

     4.2          Form of Colony Bankcorp, Inc. 1999 Restricted Stock Grant Plan
                  Agreement.

     5            Opinion and consent of Martin, Snow, Grant & Napier, LLP

     23.1         Consent of Martin Snow, LLP (contained in Exhibit 5)

     23.2         Letter of Consent of McNair, McLemore, Middlebrooks & Co., LLP

     24           Powers of Attorney (contained on page II-7)